Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

June 30, 2011

TABLE OF CONTENTS

1.	Second Quarter 2011 Earnings Press Release	3

2.	Financial Highlights
	Summarized Income Statements	7
	Summarized Balance Sheets	8
	Funds From Operations / Summary of Capital Expenditures	9
	Market Data	10
	Components of Rental Income	11

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	12
	Summary of Debt Maturities	13

4.	Summary of Redevelopment Opportunities	14

5.	2011 Significant Acquisitions and Disposition	15

6.	Real Estate Status Report	16

7.	Retail Leasing Summary	18

8.	Lease Expirations	19

9.	Portfolio Leased Statistics	20

10.	Summary of Top 25 Tenants	21

11.	Reconciliation of Net Income to FFO Guidance	22

12.	30% Owned Joint Venture Disclosure
	Summarized Income Statements and Balance Sheets	23
	Summary of Outstanding Debt and Debt Maturities	24
	Real Estate Status Report	25

13.	Glossary of Terms	26

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 15, 2011, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnerships;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 15, 2011.

FOR IMMEDIATE RELEASE

Investor and Media Inquiries

Andrew Blocher

Chief Financial Officer

301/998-8166

ablocher@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES SECOND QUARTER 2011 OPERATING RESULTS

- Common dividend increased for 44th consecutive year -

ROCKVILLE, Md. (August 3, 2011) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2011.

Financial Results

In the second quarter 2011, Federal Realty generated funds from operations available for common shareholders (FFO) of $64.3 million or $1.02 per diluted share, which are record quarterly FFO results for the Trust. This compares to FFO of $60.3 million, or $0.98 per diluted share, in second quarter 2010. For the six months ended June 30, 2011, Federal Realty reported FFO of $125.5 million, or $2.01 per diluted share, compared to $118.1 million, or $1.92 per diluted share for the same six-month period in 2010.

Net income available for common shareholders was $34.6 million and earnings per diluted share was $0.55 for the quarter ended June 30, 2011 versus $31.0 million and $0.50, respectively, for second quarter 2010. Year-to-date, Federal Realty reported net income available for common shareholders of $65.7 million and earnings per diluted share of $1.05. This compares to net income available for common shareholders of $60.1 million and earnings per diluted share of $0.98 for the six months ended June 30, 2010.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results

In second quarter 2011, same-center property operating income increased 1.6% over second quarter 2010. When redevelopment and expansion properties are excluded from same-center results, property operating income for second quarter 2011 increased 1.5% compared to second quarter 2010.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2011 OPERATING RESULTS

August 3, 2011

The overall portfolio was 93.4% leased as of June 30, 2011, compared to 93.8% on March 31, 2011 and 94.2% on June 30, 2010. Federal Realty’s same-center portfolio was 93.7% leased on June 30, 2011, compared to 94.3% on March 31, 2011 and 94.7% on June 30, 2010.

During the second quarter of 2011, Federal Realty signed 92 leases for 396,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 370,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 6%. The average contractual rent on this comparable space for the first year of the new leases is $28.21 per square foot, compared to the average contractual rent of $26.64 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 16% for second quarter 2011. As of June 30, 2011, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $22.88 per square foot.

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees increased the dividend rate on its common shares, declaring a regular quarterly cash dividend of $0.69 per share, resulting in an indicated annual rate of $2.76 per share, an increase of 3.0%. The regular common dividend will be payable on October 14, 2011, to common shareholders of record as of September 22, 2011. This increase represents the 44th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector, and amongst the longest such records for publicly traded companies in the US.

Guidance

Federal Realty increased its guidance for 2011 FFO per diluted share to a range of $3.99 to $4.04, and provided 2011 earnings per diluted share guidance of $2.27 to $2.32.

“We produced record quarterly results, increased our annual guidance and extended our dividend record for the 44th straight year, quite an accomplishment in these difficult times,” said Don Wood, president and chief executive officer. “The quality of our real estate and our disciplined management has been the constant throughout this downturn, and with development and acquisition opportunities we see on the horizon, the future looks very bright for the Trust.”

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2011 OPERATING RESULTS

August 3, 2011

Summary of Other Quarterly Activities and Recent Developments

•

July 7, 2011 – Federal Realty completed a $400 million senior unsecured credit facility with 16 high quality financial institutions. The facility has a four year term with a one year extension option, and pricing (LIBOR plus 115 basis points at the Trust’s current Baa1/BBB+ rating) reflected a new standard in the current REIT bank market. Proceeds from the credit facility were used to retire the Trust’s previous $300 million credit facility and for general corporate purposes.

•

July 12, 2011 – Federal Realty sold Feasterville Shopping Center in Feasterville, Pennsylvania for a sales price of $20.0 million. The Trust took advantage of a reverse 1031 exchange resulting from the acquisition of Tower Shops in January 2011.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter 2011 earnings conference call, which is scheduled for August 4, 2011, at 11 a.m. Eastern Daylight Time. To participate, please call (800) 299-7928 five to ten minutes prior to the call start time and use the passcode FRT EARNINGS (required). Federal Realty will also provide an online webcast on the Company’s website, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through September 4, 2011, by dialing (888) 286-8010 and using the passcode 58534568.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 18.6 million square feet located primarily in strategically selected metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 1.0 million square feet of retail space through a joint venture in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 93.4% leased to national, regional, and local retailers as of June 30, 2011, with no single tenant accounting for more than approximately 2.6% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 44 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P MidCap 400 company and its shares are traded on the NYSE under the symbol FRT. For more information, please visit www.federalrealty.com.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2011 OPERATING RESULTS

August 3, 2011

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 15, 2011, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•

risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnerships;

•

risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•

risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•

risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 15, 2011.

Federal Realty Investment Trust

Summarized Income Statements

June 30, 2011

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
	(in thousands, except per share data) (unaudited)
Revenue
Rental income	$132,999	$129,636	$267,438	$260,461
Other property income	2,146	2,509	4,236	8,419
Mortgage interest income	1,134	1,071	2,255	2,137

Total revenue	136,279	133,216	273,929	271,017

Expenses
Rental expenses	25,132	25,511	54,535	55,304
Real estate taxes	15,547	14,828	30,954	29,855
General and administrative	6,395	6,016	12,446	11,505
Depreciation and amortization	31,871	31,020	62,287	59,793

Total operating expenses	78,945	77,375	160,222	156,457

Operating income	57,334	55,841	113,707	114,560

Other interest income	20	33	35	215
Interest expense	(23,905)	(25,418)	(48,949)	(51,380)
Early extinguishment of debt	—	—	296	(2,801)
Income from real estate partnerships	444	188	767	381

Income from continuing operations	33,893	30,644	65,856	60,975

Discontinued operations
Discontinued operations - income	509	314	930	537
Discontinued operations - gain on deconsolidation of VIE	2,026	—	2,026	—
Discontinued operations - gain on sale of real estate	43	1,000	43	1,000

Results from discontinued operations	2,578	1,314	2,999	1,537

Income before gain on sale of real estate	36,471	31,958	68,855	62,512

Gain on sale of real estate	—	410	—	410

Net income	36,471	32,368	68,855	62,922

Net income attributable to noncontrolling interests	(1,714)	(1,254)	(2,912)	(2,588)

Net income attributable to the Trust	34,757	31,114	65,943	60,334

Dividends on preferred shares	(135)	(135)	(271)	(271)

Net income available for common shareholders	$34,622	$30,979	$65,672	$60,063

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.51	$0.47	$1.01	$0.95
Discontinued operations	0.04	0.02	0.05	0.02
Gain on sale of real estate	—	0.01	—	0.01

	$0.55	$0.50	$1.06	$0.98

Weighted average number of common shares, basic	62,214	61,169	61,844	61,129

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.51	$0.47	$1.00	$0.95
Discontinued operations	0.04	0.02	0.05	0.02
Gain on sale of real estate	—	0.01	—	0.01

	$0.55	$0.50	$1.05	$0.98

Weighted average number of common shares, diluted	62,391	61,311	62,012	61,266

Federal Realty Investment Trust

Summarized Balance Sheets

June 30, 2011

	June 30, 2011	December 31, 2010
	(in thousands)
	(unaudited)
ASSETS

Real estate, at cost
Operating (including $139,785 and $78,846 of consolidated variable interest entities, respectively)	$3,795,754	$3,695,848
Construction-in-progress	180,740	163,200
Assets held for sale/disposal (discontinued operations) (including $0 and $18,311 of consolidated variable interest entities, respectively)	16,503	36,894

	3,992,997	3,895,942
Less accumulated depreciation and amortization (including $5,329 and $4,431 of consolidated variable interest entities, respectively)	(1,084,806)	(1,035,204)

Net real estate	2,908,191	2,860,738

Cash and cash equivalents	19,848	15,797
Accounts and notes receivable, net	73,917	68,997
Mortgage notes receivable, net	56,619	44,813
Investment in real estate partnerships	57,864	51,606
Prepaid expenses and other assets	104,229	117,602

TOTAL ASSETS	$3,220,668	$3,159,553

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Mortgages payable and capital lease obligations (including $22,455 and $22,785 of consolidated variable interest entities, respectively)	$546,253	$589,441
Notes payable	209,302	97,881
Senior notes and debentures	1,004,737	1,079,827
Accounts payable and other liabilities	196,480	211,274

Total liabilities	1,956,772	1,978,423

Shareholders’ equity
Preferred shares	9,997	9,997
Common shares and other shareholders’ equity	1,222,568	1,139,836

Total shareholders’ equity of the Trust	1,232,565	1,149,833
Noncontrolling interests	31,331	31,297

Total shareholders’ equity	1,263,896	1,181,130

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,220,668	$3,159,553

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

June 30, 2011

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$36,471	$32,368	$68,855	$62,922
Net income attributable to noncontrolling interests	(1,714)	(1,254)	(2,912)	(2,588)
Gain on sale of real estate	(43)	(1,410)	(43)	(1,410)
Gain on deconsolidation of VIE	(2,026)	—	(2,026)	—
Depreciation and amortization of real estate assets	28,463	27,797	56,052	53,884
Amortization of initial direct costs of leases	2,813	2,561	5,053	4,797
Depreciation of joint venture real estate assets	431	345	858	696

Funds from operations	64,395	60,407	125,837	118,301
Dividends on preferred shares	(135)	(135)	(271)	(271)
Income attributable to operating partnership units	241	244	484	489
Income attributable to unvested shares	(228)	(201)	(508)	(392)

FFO	$64,273	$60,315	$125,542	$118,127

FFO per diluted share	$1.02	$0.98	$2.01	$1.92

Weighted average number of common shares, diluted	62,752	61,680	62,373	61,636

Summary of Capital Expenditures
Non-maintenance capital expenditures
Redevelopment and expansions	$16,491	$14,332	$34,656	$23,724
Tenant improvements and incentives	8,257	3,607	14,118	5,995

Total non-maintenance capital expenditures	24,748	17,939	48,774	29,719
Maintenance capital expenditures	3,967	2,647	6,568	3,893

Total capital expenditures	$28,715	$20,586	$55,342	$33,612

Dividends and Payout Ratios
Regular common dividends declared	$42,010	$40,524	$83,679	$81,003

Dividend payout ratio as a percentage of FFO	65%	67%	67%	69%

Notes:

(1)	See Glossary of Terms.

Federal Realty Investment Trust

Market Data

June 30, 2011

	June 30,
	2011	2010
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	62,798	61,408
Market price per common share	$85.18	$70.27

Common equity market capitalization	$5,349,134	$4,315,140

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00

Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$5,359,134	$4,325,140

Total debt (3)	1,760,292	1,697,138

Total market capitalization	$7,119,426	$6,022,278

Total debt to market capitalization at then current market price	25%	28%

Total debt to market capitalization at constant common share price of $70.27	28%	28%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	89%	99%
Variable rate debt	11%	1%

	100%	100%

Notes:

(1)	Amounts do not include 360,314 and 369,260 Operating Partnership Units outstanding at June 30, 2011 and 2010, respectively.
(2)	These shares, issued March 8, 2007, are unregistered.
(3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet. It does not include $17.2 million and $17.3 million which is the Trust’s 30% share of the total mortgages payable of $57.5 million and $57.7 million at June 30, 2011 and 2010, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners. It also excludes $11.8 million and $8.8 million at June 30, 2011 and 2010, respectively, in mortgage loans on our Newbury Street Partnership for which we are the lender.

Federal Realty Investment Trust

Components of Rental Income

June 30, 2011

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Minimum rents
Retail and commercial (1)	$98,232	$94,777	$194,968	$188,276
Residential (2)	5,687	5,357	11,212	10,650
Cost reimbursements	25,538	26,089	54,369	54,839
Percentage rents	1,530	994	2,925	2,450
Other	2,012	2,419	3,964	4,246

Total rental income	$132,999	$129,636	$267,438	$260,461

Notes:

(1)	Minimum rents include $1.3 million for each of the three months ended June 30, 2011 and 2010, and $2.3 million and $2.5 million for the six months ended June 30, 2011 and 2010, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.4 million and $0.5 million for the three months ended June 30, 2011 and 2010, respectively, and $0.7 million and $0.9 million for the six months ended June 30, 2011 and 2010, respectively, to recognize income from the amortization of in-place leases.
(2)	Residential minimum rents consist of the rental amounts for residential units at Rollingwood Apartments, the Crest at Congressional Plaza Apartments, Santana Row, and Bethesda Row.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

June 30, 2011

	Stated maturity date	Stated interest rate as of June 30, 2011	Balance as of June 30, 2011		Weighted average effective rate at June 30, 2011 (h)
			(in thousands)
Mortgages Payable (a)
Secured fixed rate
Courtyard Shops	07/01/12	6.87%	$7,169
Bethesda Row	01/01/13	5.37%	19,994
Bethesda Row	02/01/13	5.05%	4,090
White Marsh Plaza (b)	04/01/13	6.04%	9,434
Crow Canyon	08/11/13	5.40%	20,174
Idylwood Plaza	06/05/14	7.50%	16,413
Leesburg Plaza	06/05/14	7.50%	28,558
Loehmann’s Plaza	06/05/14	7.50%	36,928
Pentagon Row	06/05/14	7.50%	53,012
Melville Mall (c)	09/01/14	5.25%	22,703
THE AVENUE at White Marsh	01/01/15	5.46%	57,211
Barracks Road	11/01/15	7.95%	39,431
Hauppauge	11/01/15	7.95%	14,864
Lawrence Park	11/01/15	7.95%	27,949
Wildwood	11/01/15	7.95%	24,566
Wynnewood	11/01/15	7.95%	28,483
Brick Plaza	11/01/15	7.42%	29,099
Rollingwood Apartments	05/01/19	5.54%	23,402
Shoppers’ World	01/31/21	5.91%	5,520
Mount Vernon (d)	04/15/28	5.66%	10,749
Chelsea	01/15/31	5.36%	7,712

Subtotal			487,461
Net unamortized discount			(460)

Total mortgages payable			487,001		6.99%

Notes payable
Unsecured fixed rate
Various (e)	Various through 2013	3.37%	10,902
Unsecured variable rate
Revolving credit facility (f)	07/27/11	LIBOR + 0.425%	189,000
Escondido (Municipal bonds) (g)	10/01/16	0.21%	9,400

Total notes payable			209,302		0.78%	(i	)

Senior notes and debentures
Unsecured fixed rate
6.00% notes	07/15/12	6.00%	175,000
5.40% notes	12/01/13	5.40%	135,000
5.95% notes	08/15/14	5.95%	150,000
5.65% notes	06/01/16	5.65%	125,000
6.20% notes	01/15/17	6.20%	200,000
5.90% notes	04/01/20	5.90%	150,000
7.48% debentures	08/15/26	7.48%	29,200
6.82% medium term notes	08/01/27	6.82%	40,000

Subtotal			1,004,200
Net unamortized premium			537

Total senior notes and debentures			1,004,737		6.04%

Capital lease obligations
Various	Various through 2106	Various	59,252		6.91%

Total debt and capital lease obligations			$1,760,292

Total fixed rate debt and capital lease obligations			$1,561,892	89%	6.35%
Total variable rate debt			198,400	11%	0.63%	(i	)

TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS			$1,760,292	100%	5.71%	(i	)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (j)	3.54x	3.25x	3.41x	3.04x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (j)	3.46x	3.20x	3.37x	3.02x

Notes:

(a)	Mortgage loans do not include our 30% share ($17.2 million) of the $57.5 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners. It also excludes the $11.8 million mortgage loans on our Newbury Street Partnership for which we are the lender.
(b)	The interest rate of 6.04% represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents an interest-only loan of $4.4 million at a stated rate of 6.18% and the remaining balance at a stated rate of 5.96%.
(c)	We acquired control of Melville Mall through a 20-year master lease and secondary financing. Because we control the activities that most significantly impact this property and retain substantially all of the economic benefit and risk associated with it, this property is consolidated and the mortgage loan is reflected on the balance sheet though it is not our legal obligation.
(d)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate in 2013. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(e)	The interest rate of 3.37% represents the weighted average interest rate for three unsecured fixed rate notes payable. These notes mature between April 1, 2012 and January 31, 2013.
(f)	The maximum amount drawn under our revolving credit facility for the three and six months ended June 30, 2011 was $265.0 million, and the weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 0.66% and 0.68% for the three and six months ended June 30, 2011, respectively. On July 7, 2011, we replaced our existing revolving credit facility with a new $400.0 million unsecured revolving credit facility that matures on July 6, 2015, subject to a one-year extension at our option, and bears interest at LIBOR plus 115 basis points.
(g)	The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount. The property is not encumbered by a lien.
(h)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note i.
(i)	The weighted average effective interest rate excludes $0.2 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had a $189.0 million balance on June 30, 2011.
(j)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. Fixed charges for the six months ended June 30, 2011 include $0.3 million of income from early extinguishment of debt due to the write-off of the unamortized debt premium net of a 3% prepayment premium and unamortized debt fees related to the payoff of our mortgage loan on Tower Shops prior to its contractual prepayment date. Fixed charges for the six months ended June 30, 2010 include $2.8 million of early extinguishment of debt expense due to the write-off of unamortized debt fees related to the $250 million payoff of the term loan prior to its maturity date. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

June 30, 2011

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (3)
2011	$5,717	$189,000	(1)	$194,717		11.1%	11.1%	0.6	%(4)
2012	12,691	191,916		204,607		11.6%	22.7%	5.8%
2013	11,853	196,893		208,746		11.9%	34.6%	5.5%
2014	10,225	297,864		308,089		17.5%	52.1%	6.9%
2015	6,858	198,391		205,249		11.7%	63.8%	7.3%
2016	2,902	134,400		137,302		7.8%	71.6%	5.4%
2017	3,110	200,000		203,110		11.5%	83.1%	6.1%
2018	3,321	—		3,321		0.2%	83.3%	0.0%
2019	3,200	20,160		23,360		1.3%	84.6%	5.6%
2020	3,239	150,000		153,239		8.7%	93.3%	6.0%
Thereafter	45,597	72,878		118,475		6.7%	100.0%	6.9%

Total	$108,713	$1,651,502		$1,760,215	(2)	100.0%

Notes:

(1)	Our $300 million revolving credit facility was scheduled to mature on July 27, 2011. As of June 30, 2011, there was $189.0 million outstanding on our revolving credit facility. On July 7, 2011, we replaced our existing revolving credit facility with a new $400.0 million unsecured revolving credit facility that matures on July 6, 2015, subject to a one-year extension at our option.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net discount or premium on certain mortgage loans, senior notes and debentures as of June 30, 2011.
(3)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.
(4)	The weighted average rate excludes $0.2 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

June 30, 2011

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date

Projects Anticipated to Stabilize in 2011 (3)
Santana Row	San Jose, CA	Five-story building with 15,000 square feet of ground level retail and 65,000 square feet of office space	6%	$44	$40
Crossroads	Highland Park, IL	Combine four spaces in preparation for new fitness operator, replacing vacant anchor and small shop space.	11%	$2	$2
Brick	Brick, NJ	Redevelopment and expansion of existing pad site	14%	$1	$0

Subtotal: Projects Anticipated to Stabilize in 2011 (3) (4)			6%	$47	$42

Projects Anticipated to Stabilize in 2012 (3)
Santana Row	San Jose, CA	108 unit residential building	8%	$34	$21
Shops at Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, new pad buildings, and gas station	10%	$13	$3
Bala Cynwyd	Bala Cynwyd, PA	Construction of two retail pad buildings	11%	$7	$1
Fresh Meadows	Queens, NY	Conversion of 2nd floor office space for new sporting goods retailer.	9%	$3	$1
Assembly Square Marketplace	Somerville, MA	Restaurant pad site	8%	$2	$0

Subtotal: Projects Anticipated to Stabilize in 2012 (3) (4)			9%	$59	$26

Total: Projects Anticipated to Stabilize in 2011 and 2012 (3) (4)			7%	$106	$68

			Projected ROI (2)	Projected Cost (1)	Projected Stabilization (3)

Projects with internal approvals that are being actively pursued with anticipated stabilization dates beyond 2012
Santana Row	San Jose, CA	216 unit residential building	6.5% - 7.5%	$68M - $73M	2014
Assembly Row (5)	Somerville, MA	First Phase of approximately 280,000 sf of retail space and 419 apartments (to be built by AVB), plus new T-stop; anticipated construction start 2011/2012.	5% - 7%	$120M - $130M	2015

A recent review of our portfolio has generated numerous potential opportunities to create future shareholder value, many of which were previously disclosed as future redevelopment opportunities on this schedule. Executing these opportunities could be subject government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunity to invest a total of up to $15-$20 million to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are “by right” and construction is awaiting appropriate retailer demand.

Brick Plaza	Brick, NJ	Melville Mall	Huntington, NY
Dedham Plaza	Dedham, MA	Mercer Mall	Lawrenceville, NJ
Escondido	Escondido, CA	Troy	Parsippany, NJ
Federal Plaza	Rockville, MD	Westgate	San Jose, CA
Flourtown	Flourtown, PA	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunity to invest a total of up to $15-$20 million at successful retail properties to convert previously unusable space into new GLA and to convert other existing uses into additional retail GLA.

Fresh Meadows	Queens, NY	Shoppers’ World	Charlottesville, VA
Hollywood Blvd	Hollywood, CA	Third Street Promenade	Santa Monica, CA
Pentagon Row	Arlington, VA	Wildwood	Bethesda, MD

Residential Opportunities - Opportunity to invest $75-$125 million to add more than 275 residential units to existing retail and mixed-use properties.

Barracks Road	Charlottesville, VA	Village of Shirlington	Arlington, VA
Congressional Plaza	Rockville, MD

Near Term Mixed-Use Opportunities

Mid-Pike Plaza	Rockville, MD	First phase of approximately 230,000 sf of retail and office space and 400 residential units; anticipated construction start 2012 and anticipated stabilization 2014/2015. Approximate Phase 1cost - $200-$225 million.

Longer Term Mixed-Use Opportunities

Assembly Row	Somerville, MA	Pike 7	Vienna, VA
Bala Cynwyd	Bala Cynwyd, PA	Santana Row	San Jose, CA
Forest Hills	Forest Hills, NY

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI generally reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management’s estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.
(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	Projected costs for Assembly Row include an allocation of infrastructure costs for future phases.

Federal Realty Investment Trust

2011 Significant Acquisitions and Disposition

Significant Acquisitions

Date	Property	City / State	GLA		Purchase price	Anchor tenants
			(in square feet)		(in millions)

January 19, 2011	Tower Shops	Davie, FL	372,000	(1)	$66.1	Best Buy /DSW /Old Navy / Ross Dress For Less /TJ Maxx
May 26, 2011	Newbury Street (2)	Boston, MA	6,700		$6.2
Significant Disposition
Date	Property	City / State	GLA		Sales price
			(in square feet)		(in millions)

July 12, 2011	Feasterville Shopping Center	Feasterville, PA	111,000		$20.0

Notes:

(1)	This property is on 67 acres and is shadow-anchored by Costco and Home Depot.
(2)	One building was acquired by our Taurus Newbury Street JV II Limited Partnership in which we hold an 85% limited partnership interest and account for our investment under the equity method. We contributed $2.8 million towards this acquisition and provided a $3.1 million interest-only loan secured by the building.

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2011

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)

Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/ 2008/2010	$209,067	$24,084	534,000	93%	40,000	Giant Food	Barnes & Noble / Landmark Theater / Apple Computer
Congressional Plaza	(4)	Washington, DC-MD-VA	1965	72,571		330,000	100%			Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,399		36,000	93%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967-1972	12,348		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,615	—	248,000	85%	10,000	Trader Joe’s	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	35,219		119,000	80%			Maggiano’s / Nordstrom Rack
Gaithersburg Square		Washington, DC-MD-VA	1993	24,929		207,000	78%			Bed, Bath & Beyond / Ross Dress For Less
Idylwood Plaza		Washington, DC-MD-VA	1994	16,002	16,413	73,000	96%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	47,577		388,000	86%	61,000	Giant Food	Marshalls
Leesburg Plaza	(5)	Washington, DC-MD-VA	1998	34,701	28,558	236,000	98%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	32,742	36,928	268,000	95%	58,000	Giant Food	Bally Total Fitness / Loehmann’s Dress Shop
Mid-Pike Plaza		Washington, DC-MD-VA	1982/2007	49,890		271,000	83%			Toys R Us / Bally Total Fitness / AC Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003-2006	78,289	10,749	571,000	93%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold’s Gym
Old Keene Mill		Washington, DC-MD-VA	1976	6,232		92,000	97%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,525		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	88,778	53,012	297,000	99%	45,000	Harris Teeter	Bally Total Fitness / Bed, Bath & Beyond / DSW
Pike 7		Washington, DC-MD-VA	1997	35,515		164,000	100%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	22,370		248,000	74%	24,000	Magruders	Staples
Rockville Town Square		Washington, DC-MD-VA	2006-2007	37,234		182,000	77%			CVS / Gold’s Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	8,201	23,402	N/A	98%
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,650		49,000	100%			Petco
Tower		Washington, DC-MD-VA	1998	20,532		112,000	88%			Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,996	—	49,000	96%	11,000	Trader Joe’s
Village at Shirlington	(3)	Washington, DC-MD-VA	1995	55,339	6,345	258,000	98%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,275	24,566	84,000	96%	20,000	Balducci’s	CVS

		Total Washington Metropolitan Area		1,017,996		5,187,000	91%

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	23,788		267,000	93%	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	34,607		282,000	98%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	27,979		267,000	94%	47,000	Genuardi’s	Buy Buy Baby / Stein Mart
Feasterville	(13)	Philadelphia, PA-NJ	1980	12,320		111,000	100%	53,000	Giant Food	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	15,867		166,000	48%	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	20,313		219,000	95%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	30,589	27,949	353,000	97%	53,000	Acme Markets	CHI / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	23,265		285,000	89%			Burlington Coat Factory / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,423		124,000	86%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	27,986		216,000	90%			Barnes & Noble / HomeGoods / Marshalls
Wynnewood		Philadelphia, PA-NJ	1996	37,640	28,483	256,000	96%	98,000	Genuardi’s	Bed, Bath & Beyond / Old Navy

		Total Philadelphia Metropolitan Area		268,777		2,546,000	91%

California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,744		69,000	83%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005-2007	65,404	20,174	242,000	90%	58,000	Lucky	Loehmann’s Dress Shop / Rite Aid
Escondido	(6)	San Diego, CA	1996/2010	44,350		267,000	98%			TJ Maxx / Toys R Us / Dick’s Sporting Goods
Fifth Ave		San Diego, CA	1996-1997	10,238		35,000	95%			Urban Outfitters
Hermosa Ave		Los Angeles-Long Beach, CA	1997	5,448		23,000	94%
Hollywood Blvd	(7)	Los Angeles-Long Beach, CA	1999	37,701		153,000	75%	15,000	Fresh & Easy	DSW / L.A. Fitness
Kings Court	(5)	San Jose, CA	1998	11,600		79,000	100%	25,000	Lunardi’s Super Market	CVS
Old Town Center		San Jose, CA	1997	34,327		98,000	72%			Gap / Banana Republic
Santana Row		San Jose, CA	1997	567,276		624,000	95%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia

Third St Promenade		Los Angeles-Long Beach, CA	1996-2000	78,289		209,000	97%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	117,648		641,000	95%			Target / Burlington Coat Factory / Barnes & Noble / Ross Dress For Less / Michaels
150 Post Street		San Francisco, CA	1997	37,799		102,000	100%			Brooks Brothers / H & M

		Total California		1,026,824		2,542,000	93%

New York / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	58,144	29,099	409,000	95%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Forest Hills		New York, NY	1997	8,142		48,000	97%			Midway Theatre
Fresh Meadows		New York, NY	1997	72,019		405,000	97%			Kohl’s / AMC Loews
Hauppauge		Nassau-Suffolk, NY	1998	28,016	14,864	133,000	100%	61,000	Shop Rite	AC Moore
Huntington		Nassau-Suffolk, NY	1988/2007	38,782		292,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble / Michaels
Huntington Square		Nassau-Suffolk, NY	2010	10,083		74,000	89%			Barnes & Noble
Melville Mall	(8)	Nassau-Suffolk, NY	2006	68,773	22,703	247,000	100%	54,000	Waldbaum’s	Dick’s Sporting Goods / Kohl’s / Marshalls
Mercer Mall	(3)	Trenton, NJ	2003	105,055	48,000	500,000	98%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Troy		Newark, NJ	1980	26,421		207,000	99%	64,000	Pathmark	L.A. Fitness

		Total New York / New Jersey		415,435		2,315,000	98%

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2011

Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)

New England
Assembly Square Marketplace/Assembly Row		Boston-Cambridge-Quincy, MA-NH	2005-2010	202,903		332,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	30,284	7,712	222,000	99%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	33,196		244,000	94%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	145,821		221,000	95%	50,000	Roche Brothers Supermarkets	CVS
Newbury Street	(9)	Boston-Cambridge-Quincy, MA-NH	2010-2011	23,861		39,000	62%			Pierre Deux / Jonathan Adler
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,368		48,000	100%	48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	15,690		149,000	94%	50,000	Hannaford	TJ Maxx
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,559		170,000	96%	55,000	Super Stop & Shop	Kmart

	(10)	Total New England		451,821		1,386,000	97%

Baltimore
Governor Plaza		Baltimore, MD	1985	25,882		267,000	87%	16,500	Aldi	Bally Total Fitness / Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	27,305		401,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
THE AVENUE at White Marsh	(11)	Baltimore, MD	2007	95,776	57,211	298,000	100%			AMC Loews / Old Navy / Barnes & Noble / AC Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	27,574		53,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,023	9,434	80,000	100%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	28,884		49,000	100%

		Total Baltimore		230,444		1,148,000	96%

Chicago
Crossroads		Chicago, IL	1993	30,566		168,000	98%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	32,476		315,000	99%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,265		140,000	90%	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	14,135		129,000	84%	77,000	Dominick’s

		Total Chicago		89,442		752,000	94%

South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,052	7,169	130,000	88%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008	54,972		179,000	85%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011	71,012		370,000	93%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx

		Total South Florida		166,036		679,000	90%

Other
Barracks Road		Charlottesville, VA	1985	51,575	39,431	487,000	98%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	28,079		269,000	94%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	26,484		153,000	100%	13,000	Trader Joe’s	Stein Mart
Gratiot Plaza		Detroit, MI	1973	18,887		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		36,000	100%			Saks Fifth Avenue
Houston St		San Antonio, TX	1998	66,634		197,000	81%			Hotel Valencia / Walgreens
Lancaster	(12)	Lancaster, PA	1980	12,793	4,907	127,000	92%	75,000	Giant Food	Michaels
Shoppers’ World		Charlottesville, VA	2007	30,461	5,520	169,000	92%			Staples
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	77,340		436,000	92%	60,000	Kroger	Old Navy / Staples / Ross Dress For Less

		Total Other		326,222		2,091,000	94%

Grand Total	(10)			$3,992,997	$546,713	18,646,000	93%

Notes:

(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	Portion of property subject to capital lease obligation.
(4)	The Trust has a 64.1% ownership interest in the property.
(5)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(6)	The Trust has a 70% ownership interest in the property. On November 10, 2010, we acquired an adjacent site to this property which totaled approximately 75,000 square feet, and we are in the process of preparing the space for lease.
(7)	The Trust has a 90% ownership interest in the property.
(8)	On October 16, 2006, the Trust acquired control of Melville Mall through a 20 year master lease and secondary financing. Since the Trust controls this property and retains substantially all of the economic benefit and risks associated with it, we consolidate this property and its operations.
(9)	The Trust has an 85% ownership interest in the property which is accounted for on the equity method.
(10)	Aggregate information is calculated on a GLA weighted-average basis, excluding properties acquired through the Taurus Newbury Street JV II Limited Partnership.
(11)	50% of the ownership of this property is in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(12)	Property subject to capital lease obligation.
(13)	This property was sold on July 12, 2011.

Federal Realty Investment Trust

Retail Leasing Summary (1)

June 30, 2011

Total Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2011	86	100%	369,685	$28.21	$26.64	$581,478	6%	16%	7.3	$4,396,887	$11.89
1st Quarter 2011	91	100%	339,585	$30.52	$27.55	$1,009,729	11%	24%	6.8	$5,637,159	$16.60
4th Quarter 2010	88	100%	490,233	$23.68	$22.11	$772,696	7%	15%	7.2	$5,696,969	$11.62
3rd Quarter 2010	75	100%	349,489	$25.17	$23.83	$467,613	6%	17%	7.1	$6,199,555	$17.74

Total - 12 months	340	100%	1,548,992	$26.60	$24.77	$2,831,516	7%	18%	7.1	$21,930,570	$14.16

New Lease Summary - Comparable (2)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2011	29	34%	136,062	$28.49	$25.47	$411,642	12%	18%	9.7	$4,326,647	$31.80
1st Quarter 2011	37	41%	144,836	$27.82	$23.31	$653,430	19%	34%	9.4	$5,561,459	$38.40
4th Quarter 2010	45	51%	200,350	$25.05	$24.07	$195,237	4%	12%	8.2	$5,443,775	$27.17
3rd Quarter 2010	29	39%	132,033	$27.10	$25.79	$172,909	5%	16%	8.2	$6,089,555	$46.12

Total - 12 months	140	41%	613,281	$26.91	$24.57	$1,433,218	10%	19%	8.8	$21,421,436	$34.93

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2011	57	66%	233,623	$28.05	$27.32	$169,836	3%	15%	6.0	$70,240	$0.30
1st Quarter 2011	54	59%	194,749	$32.53	$30.70	$356,299	6%	18%	5.2	$75,700	$0.39
4th Quarter 2010	43	49%	289,883	$22.74	$20.75	$577,459	10%	18%	6.3	$253,194	$0.87
3rd Quarter 2010	46	61%	217,456	$23.99	$22.64	$294,704	6%	18%	6.3	$110,000	$0.51

Total - 12 months	200	59%	935,711	$26.39	$24.90	$1,398,298	6%	17%	5.9	$509,134	$0.54

Total Lease Summary - Comparable and Non-comparable (2)

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2011	92	395,874	$28.27	7.5	$6,304,341	$15.93
1st Quarter 2011	96	381,594	$29.63	7.1	$6,439,592	$16.88
4th Quarter 2010	89	493,039	$23.80	7.2	$5,696,969	$11.55
3rd Quarter 2010	77	395,649	$24.44	7.3	$8,891,735	$22.47

Total - 12 months	354	1,666,156	$26.35	7.3	$27,332,637	$16.40

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

June 30, 2011

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2011	129,000	1%	$12.92	414,000	5%	$26.39	542,000	3%	$23.23
2012	948,000	10%	$14.71	1,011,000	13%	$30.38	1,960,000	11%	$22.78
2013	1,060,000	11%	$16.05	1,105,000	14%	$32.16	2,165,000	13%	$24.27
2014	1,368,000	14%	$15.89	921,000	12%	$32.42	2,289,000	13%	$22.54
2015	826,000	9%	$14.10	1,005,000	13%	$30.12	1,832,000	11%	$22.88
2016	750,000	8%	$17.62	1,050,000	14%	$30.33	1,800,000	10%	$25.03
2017	730,000	7%	$16.56	602,000	8%	$29.53	1,332,000	8%	$22.42
2018	657,000	7%	$11.76	327,000	4%	$37.49	984,000	6%	$20.31
2019	467,000	5%	$17.32	223,000	3%	$41.23	690,000	4%	$25.05
2020	384,000	4%	$21.05	362,000	5%	$32.93	746,000	4%	$26.82
Thereafter	2,266,000	24%	$15.60	690,000	9%	$35.90	2,955,000	17%	$20.34

Total (3)	9,585,000	100%	$15.71	7,710,000	100%	$31.79	17,295,000	100%	$22.88

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2011	25,000	0%	$7.20	305,000	4%	$26.61	329,000	2%	$25.21
2012	196,000	2%	$20.15	599,000	8%	$29.73	795,000	5%	$27.37
2013	250,000	3%	$17.98	543,000	7%	$33.41	794,000	5%	$28.51
2014	153,000	2%	$12.62	539,000	7%	$35.73	692,000	4%	$30.62
2015	109,000	1%	$20.24	534,000	7%	$31.12	643,000	4%	$29.27
2016	126,000	1%	$15.64	570,000	7%	$30.98	696,000	4%	$28.20
2017	183,000	2%	$22.62	576,000	7%	$31.58	759,000	4%	$29.42
2018	290,000	3%	$14.98	457,000	6%	$37.26	747,000	4%	$28.61
2019	423,000	4%	$16.43	352,000	5%	$31.48	775,000	4%	$23.27
2020	159,000	2%	$27.80	380,000	5%	$30.57	539,000	3%	$29.75
Thereafter	7,671,000	80%	$15.12	2,855,000	37%	$31.37	10,526,000	61%	$19.53

Total (3)	9,585,000	100%	$15.71	7,710,000	100%	$31.79	17,295,000	100%	$22.88

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of June 30, 2011.
(3)	Represents occupied square footage as of June 30, 2011.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Portfolio Leased Statistics

June 30, 2011

Overall Portfolio Statistics (1)

	At June 30, 2011			At June 30, 2010
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	18,646,000	17,413,000	93.4%	18,165,000	17,113,000	94.2%
Residential Properties (3) (units)	903	885	98.0%	903	882	97.7%

Same Center Statistics (1)
	At June 30, 2011			At June 30, 2010
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	16,793,000	15,743,000	93.7%	16,796,000	15,932,000	94.9%
Residential Properties (3) (units)	903	885	98.0%	903	882	97.7%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Includes Rollingwood, The Crest at Congressional and the residential rental units at Santana Row and Bethesda Row.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

June 30, 2011

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent (4)	Tenant GLA		Percentage of Total GLA (4)	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$10,303,000		2.60%	658,000		3.53%	15
2	Ahold USA, Inc.	$9,941,000		2.51%	659,000		3.53%	12
3	TJX Companies	$8,230,000		2.08%	595,000		3.19%	17
4	Gap, Inc.	$7,042,000		1.78%	232,000		1.24%	12
5	CVS Corporation	$6,369,000		1.61%	205,000		1.10%	18
6	Safeway, Inc.	$5,517,000		1.39%	391,000		2.10%	7
7	Barnes & Noble, Inc.	$5,370,000		1.36%	230,000		1.23%	9
8	L.A. Fitness International LLC	$4,283,000		1.08%	222,000		1.19%	5
9	Best Buy Stores, L.P.	$3,841,000		0.97%	143,000		0.77%	4
10	DSW, Inc	$3,738,000		0.94%	150,000		0.80%	6
11	Staples, Inc.	$3,517,000		0.89%	187,000		1.00%	9
12	OPNET Technologies, Inc.	$3,338,000		0.84%	83,000		0.45%	2
13	Supervalu Inc. (Acme/Sav-A-Lot/Star Mkt/Shoppers Food)	$3,290,000		0.83%	338,000		1.81%	7
14	Ross Stores, Inc.	$3,165,000		0.80%	177,000		0.95%	6
15	Bank of America, N.A.	$2,978,000		0.75%	64,000		0.34%	19
16	Kohl’s Corporation	$2,976,000		0.75%	322,000		1.73%	3
17	Michaels Stores, Inc.	$2,941,000		0.74%	214,000		1.15%	9
18	Wells Fargo Bank, N.A. (includes Wachovia Corporation)	$2,894,000		0.73%	51,000		0.27%	13
19	Home Depot, Inc.	$2,832,000		0.72%	335,000		1.80%	4
20	Wakefern Food Corporation	$2,783,000		0.70%	136,000		0.73%	2
21	Bally Total Fitness Corporation	$2,683,000		0.68%	156,000		0.84%	5
22	Dick’s Sporting Good Inc.	$2,599,000		0.66%	144,000		0.77%	3
23	Dress Barn, Inc.	$2,560,000		0.65%	110,000		0.59%	15
24	Container Store, Inc.	$2,544,000		0.64%	52,000		0.28%	2
25	A.C. Moore, Inc.	$2,531,000		0.64%	141,000		0.76%	6

	Totals - Top 25 Tenants	$108,265,000		27.34%	5,995,000		32.15%	210

	Total: (1)	$395,626,000	(2)		18,646,000	(3)		2,425

Notes:

(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects annual in-place contractual (cash-basis) rent as of June 30, 2011.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Reconciliation of Net Income to FFO Guidance

June 30, 2011

	2011 Guidance
	(Dollars in millions except per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$148	$152
Net income attributable to noncontrolling interests	(5)	(5)
Gain on sale of real estate	(15)	(15)
Gain on deconsolidation of VIE	(2)	(2)
Depreciation and amortization of real estate & joint venture real estate assets	115	115
Amortization of initial direct costs of leases	9	9

Funds from operations	251	254
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	1	1
Income attributable to unvested shares	(1)	(1)

FFO	$250	$253

Weighted average number of common shares, diluted	62.7	62.7

FFO per diluted share	$3.99	$4.04

Notes:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture

June 30, 2011

CONSOLIDATED INCOME STATEMENTS

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Revenues
Rental income	$4,665	$4,495	$9,606	$9,138
Other property income	11	28	38	40

	4,676	4,523	9,644	9,178
Expenses
Rental	639	798	1,956	2,153
Real estate taxes	589	582	1,028	1,189
Depreciation and amortization	1,290	1,244	2,568	2,512

	2,518	2,624	5,552	5,854

Operating income	2,158	1,899	4,092	3,324

Interest expense	(848)	(850)	(1,696)	(1,702)

Net income	$1,310	$1,049	$2,396	$1,622

CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2011	2010
	(in thousands)
ASSETS

Real estate, at cost	$206,256	$205,849
Less accumulated depreciation and amortization	(26,775)	(24,284)

Net real estate	179,481	181,565

Cash and cash equivalents	3,679	3,054
Other assets	6,340	7,336

TOTAL ASSETS	$189,500	$191,955

LIABILITIES AND PARTNERS’ CAPITAL

Liabilities
Mortgages payable	$57,481	$57,584
Other liabilities	4,829	5,439

Total liabilities	62,310	63,023

Partners’ capital	127,190	128,932

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$189,500	$191,955

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture

June 30, 2011

OUTSTANDING DEBT

	Maturity	Stated Interest Rate as of June 30, 2011		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate

Plaza del Mercado	07/05/14	5.77	% (a)	$12,596
Atlantic Plaza	12/01/14	5.12	% (b)	10,500
Barcroft Plaza	07/01/16	5.99	% (b)(c)	20,785
Greenlawn Plaza	07/01/16	5.90	% (b)	13,600

	Total Fixed Rate Debt			$57,481

Debt Maturities

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2011	$105	$—	$105	0.2%	0.2%
2012	220	—	220	0.4%	0.6%
2013	233	—	233	0.4%	1.0%
2014	142	22,396	22,538	39.2%	40.2%
2015	—	—	—	0.0%	40.2%
2016	—	34,385	34,385	59.8%	100.0%

Total	$700	$56,781	$57,481	100.0%

Notes:

(a)	Effective July 5, 2007, principal and interest payments are due based on a 30-year amortization schedule.
(b)	Interest only until maturity.
(c)	The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust

Real Estate Status Report - 30% Owned Joint Venture

June 30, 2011

Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants

			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,315	$20,785	100,000	88%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	66,040		279,000	87%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,499	12,596	96,000	92%			CVS

	Total Washington Metropolitan Area		121,854		475,000	88%

New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,268	13,600	106,000	97%	46,000	Waldbaum’s	Tuesday Morning

	Total New York / New Jersey		20,268		106,000	97%

New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	18,431	10,500	123,000	87%	64,000	Stop & Shop	Sears
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	22,419		118,000	97%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,284		129,000	94%	38,000	Foodmaster	Marshalls

	Total New England		64,134		370,000	93%

Grand Totals			$206,256	$57,481	951,000	91%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, gain or loss on deconsolidation of variable interest entity (“VIE”) and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2011 and 2010 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(in thousands)		(in thousands)
Net income	$36,471	$32,368	$68,855	$62,922
Depreciation and amortization	32,063	31,178	62,632	60,110
Interest expense	23,905	25,418	48,949	51,380
Early extinguishment of debt	—	—	(296)	2,801
Other interest income	(20)	(33)	(35)	(215)

EBITDA	92,419	88,931	180,105	176,998
Gain on deconsolidation of VIE	(2,026)	—	(2,026)	—
Gain on sale of real estate	(43)	(1,410)	(43)	(1,410)

Adjusted EBITDA	$90,350	$87,521	$178,036	$175,588

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.